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Exhibit 10.4

Milloni Notary's Offices
Via XXV Aprile No. 13 Arezzo
Telephone: 23393123394—Fax 353885

Index No. 86821	Collection No. 21263

CONTRACT FOR CURRENT ACCOUNT CREDIT WITH MORTGAGE
LIEN PURSUANT TO ARTICLE 38 AND SUBSEQUENT ARTICLES OF
LEGISLATIVE DECREE No. 385/1993

REPUBLIC OF ITALY

July 10, 2003

(7/10/2003)

        In Arezzo, at Via Guido Monaco at the Bank's premises.

        Before me, Dr. Fabio Milloni, Notary in Arezzo, member of the Arezzo District Board of Notaries, without the presence of witnesses by express and mutual waiver granted, with my consent, by the parties present

APPEARED THE FOLLOWING

        (A)  for "Unicredit Banca d'Impresa S.p.A." member of the Bank Registry—code ABI 03226.8 and belonging to the Unicredit Italian Banking Group—member of the Banking Group Registry, code 3135.1—with legal and general headquarters in Verona, Via Giuseppe Garibaldi No. 1, with capital stock of EUR 3,671,300,000.00 fully paid, membership in the Verona Company Registry, Tax code and VAT No. 03656170960, member of the Interbank Fund for the protection of deposits, (hereinafter referred to as the "Bank"). MARIO BRIZZI, born in Arezzo on February 21, 1953; UMBERTO VALIANI, born in Florence on October 2, 1949, domiciled, for the purposes of their position, at the Arezzo Branch which represents the Bank pursuant to the power of attorney issued by the Chairman of the Board of Directors on January 2, 2003, document drawn by the Notary Cicogna (Index No. 87071) filed in Verona on January 07, 2003 under No. 37, attached under letter "A" to my previous deed dated July 4, 2003 (Catalog No. 86740), the associated formalities being underway.

        (B)  as representatives of MAGNETEK SPA (the "Company") with headquarters in Terranuova Bracciolini (Arezzo), Via San Giorgio No. 642, with capital stock of EUR 22,000,000.00, member of the Verona Company Registry under No. 9683 on March 10, 1992, tax code 09286180154:

          ANTONIO CANOVA, born in Viareggio (Lucca) on May 21, 1942, serving as Vice Chairman of the Board of Directors;

          ALBERTO CORDINI, born in Milan on December 14, 1950, serving as a member of the Board of Directors;

both domiciled for the purposes of their position at the headquarters of the aforementioned company, duly authorized to enter into this agreement pursuant to a resolution of the Board of Directors dated June 9, 2003, seen by me, as Notary.

        These gentlemen, whose personal identity and position I, the Notary, am certain of, having waived the presence of witnesses, by agreement among themselves and myself.

DO HEREBY ENTER INTO THE FOLLOWING AGREEMENT

Article 1—Purpose of funding and amount

        Pursuant to Article 38 ff. of Legislative Decree No. 385/1993 (hereinafter "T.U.B." [Unified Banking Regulations]), the Bank grants "MAGNETEK S.P.A." (hereinafter the "Company"), which accepts, financing in the form of a loan on a current account backed by a mortgage lien for a total of EUR 7,000,000.00 (seven million point zero) for investments without specific purpose as per the associated documentation.

        For this purpose a current account is being opened in the Company's name, intended solely for the use and the repayment of the loan. The Company may operate on this account only through bank withdrawals and deposits, debit/credit transactions, to be transferred to and from the current account held by said Company at the Bank. Operations through bank checks are excluded.

        Opening this line of credit shall be accepted under all the conditions provided for in this Contract.

Article 2—Conditions for Financing

        The Company may use the credit line provided it has properly fulfilled all obligations and conditions provided for in this document and has presented the Bank with the following documents:

          (a)   a notarized declaration showing the completed registration and the relevant data of the mortgage associated with this Contract, attesting that at the time of said filing the real estate offered as security was fully owned by the mortgagee and that on said real estate there were no liens, registrations, prejudicial formalities other than those indicated in Art. 8 below;

          (b)   two certified copies of this Contract as well as a duplicate of the mortgage registration note;

          (c)   a statement from an expert attesting that the mortgaged property complies with regulations;

          (d)   the insurance policy pursuant to Art. 13 below;

          (e)   a certificate stating that no bankruptcy proceedings exist against the Company, updated recently, that being within ten days following the mortgage registration;

          (f)    the complete documentation of the investment program as mentioned in Art. 1 of this Contract.

        Failure to submit these documents within the deadline of one month on the part of the Company will attest to said Company's renunciation of the financing granted, whereby the Bank may deem itself free from any commitment undertaken with this Contract, once said deadline is past.

        Expenses and charges incurred in any manner by the Bank charged to the Company, which will provide to pay them within 15 (fifteen) days from the request. [sic]

Article 3—Repayment Terms and Procedures

        The term of the credit in the current account will last until September 30, 2013.

        The amount will be gradually and automatically decreased without need for written communication by the Bank, according to the schedule agreed on by the parties, signed by the parties and by me as Notary, and which is attached to this Contract under letter "A," to become an integral and essential part thereof.

        The Company commits, under penalty of rescission of the loan, to make the payments to the current account needed to service the debt within the limits set in said schedule, including the interest which will accrue, and this without express request by the Bank.

        Within the limits of the credit line, the use of the amounts made available by the Bank may take place in one or more times.

Article 4—Interest

        Quarterly variable rate interest will accrue in favor of the Bank on the amounts owed by the Company, within the limits set in the attached repayment schedule, with a nominal yearly rate equal to the price in force for a three-month Euribor multiplied by the coefficient 365/360, rounded upwards to the next 0.05% (zero point zero five percent), the value date to run for each calendar quarter, and adjustable every three months commencing from October 1, 2003, increased by 1.50 (one point fifty) percentage points per year.

        In the event that use of the credit line is allowed earlier than the effective date for the repayment schedule, and in any case up to September 30, 2003, the Company must pay interest for that period of 3.70% (three point seventy percent) nominal per year (corresponding to an effective yearly rate of 3.75% (three point seventy-five percent). This corresponds to the current rate for a three-month Euribor multiplied by the coefficient 365/360, rounded upwards to the next 0.05% (zero point zero five percent), as of the value date of this Contract, increased by 1.50 (one point fifty) percentage points per year.

        Interest calculated as above will, in any case, be debited to the current account at the end of each calendar quarter. The balance resulting from the periodic quarterly closing will produce interest at the rate calculated above and will be compounded quarterly.

        On the amounts owed by the Company, in excess of the limits set in the attached repayment schedule, interest shall accrue to the bank at the maximum debit rate for uses over the amount of the credit line, currently equal to 13.25% (thirteen point twenty-five) nominal yearly, (13.92% (thirteen point ninety-two percent) effective per year), with the same periodicity indicated above, as set out in the "analytical information sheet" regarding transfer accounts in force at that time and available at the Bank's offices which are open to the public in compliance with the legal provisions on transparency of the contractual conditions applied.

        In the absence of a Euribor approximation by the EURIBOR PANEL STEERING COMMITTEE, the Euro Libor on the London market shall be used.

        For all which is not expressly regulated by this Contract, the "General Rules which regulate transfer accounts and associated services" which the Company holding the current account declares to know well and to accept, will apply, to the extent they are compatible.

Article 5—Late Payment

        In the event of expiration of the time limit and of rescission of the contract, interest charged for late payment on the amounts owed by the company for any reason and arising from the financing will rightfully accrue in favor of the Bank from the date they occur at the contractual rate currently in force, increased by 2 (two) points per year.

        Said interest will not be compounded.

Article 6—Commissions And Expenses

        Pursuant to and by the effect of Title VI, chapter I of the T.U.B, following commissions and expenses will apply to the financing:

          (a)   Service commission of EUR 3,000.00 (three thousand point zero).

        Moreover, the expenses connected with this Contract, including those associated with the issuance of certified copies, as well as those associated with the inspection and mortgage registration formalities shall be borne by the Company.

        The Bank reserves the right to modify the financial terms set out under letter (a), complying, with the provisions set out in Articles 118 and 161, second paragraph of the T.U.B. and related implementation instructions, in the event of changes unfavorable to the Company,. The Mortgagee approves specifically—pursuant to Art. 117, fifth paragraph of the T.U.B.—said right of the Bank.

        Any expenses arising from the financing during the entire term of same will be charged to the Company to the extent provided in the specific "analytical information sheet" in force at that time, and available at the Bank's offices which are open to the public in compliance with the legal provisions on transparency of the contractual conditions applied.

        For the expenses and notary fees, Art. 39 seventh paragraph of the TUB shall apply.

Article 7—Domicile

        For all legal purposes, and also for the purpose of the mortgage registration, the Bank's elective domicile is at the Arezzo Branch.

        The Bank may be served any document, including executive ones, at the Company's address in Terranuova Bracciolini, Via San Giorgio 642 or, if not reachable there, at the Terranuova Bracciolini municipal building; or at the elective or actual domicile of the Company.

Article 8—Mortgage

        As a security for the timely repayment of the credit, pursuant to the attached repayment schedule, also in the event of extending the deadline, as well as the exact fulfillment of all the obligations deriving from this Contract, pursuant to Articles 38, 39, 40 and 41 of the T.U.B., the Company allows the Bank to file a

MORTGAGE

on the building and accessions, improvements and relating appurtenances, as per the following description:

        Area with the buildings on it, located in the municipality of Terranuova Bracciolini, Via San Giorgio 642 and precisely:

  •
  MAIN PLANT: a rectangular manufacturing building, where the various production departments are located, the testing and trial offices, storage areas, locker rooms and restrooms, technical and technological centers, the Enel electrical closet; the building is laid out in full on a single floor at ground level and it has a small basement.

  •
  ACCESSORY BUILDING: a manufacturing building on two floors: on the ground floor there is a machine shop, a storage area, a thermal plant; the first floor holds the company cafeteria.—GUARDHOUSE; this is the watchman's post and telephone central, located at the plant entrance.—ACCESSORIES: bicycle canopy, water storage and fire fighting center; storage rooms for garbage, flammable and harmful materials.

        The above is identified at the N.C.E.U. (Nuovo Catasto Edilizio Urbano/New Urban Building Tax Inventory) of the Municipality of Terranuova Bracciolini, on page 47, part 19, subsection 3, Category D/7, with real estate income of EUR 114,302.24; part 25, of 4,549 square meters; part 321, of 1,737 square meters; part 444 of 40 square meters; part 445, of 699 square meters; part 446, of 38 square meters; part 447, of 11 square meters and at the N.C.T. of the Municipality of Terranuova Bracciolini, on page 47, the following parts: part 7, Class 2, of 1 (one) hectare, areas 93 (ninety-three), 30 (thirty) centares, with landlord income of EUR 160.73 and withholding tax of EUR 59.90; part 222, Class 2, of hectares 0, (zero) areas 69 (sixty-nine), 8 (eight) centares with landlord income of EUR 57.08 and withholding tax of EUR 21.42.

        Borders: Public Street, Residual property, again Public Street, unless there are others.

        This mortgage is granted for the total amount of EUR 14,000,000.00 (fourteen million point zero), which is presumed to include:

    EUR 7,000,000.00 (seven million point zero) for financed capital;

    interest, including late interest, in the adjustable measure provided by Articles 3 and 4 of this Contract;

    expenses, including legal ones, (including those as per the first paragraph of Art. 2855 of the Italian Civil Code), insurance premiums, taxes, duties and any other amount which may represent a credit to the Bank arising from this Contract or from law, also for cases of rescission or expiration of time limit.

        Pursuant to Art. 39, third paragraph of the T.U.B., the Bank's credit is guaranteed by the registered mortgage up to the entire amount actually owed, by effect of the index clauses outlined in Articles 4 and 5 of this Contract.

        The mortgagee agrees that on anyone's request this mortgage may be registered with the appropriate office for land registry service, with indemnification of same from any responsibility in the matter.

        The mortgagee declares, assuming all resulting responsibility, that it holds full and exclusive ownership of the real estate, which is not subject to any registration or lien, nor to any prior note, or hidden easements or any other encumbrance or charges, including those for taxes or town planning schemes which may prejudice or diminish the mortgage lien granted against the credit with the exception of:

  •
  mortgage registered in favor of the CASSA DI RISPARMIO DI FIRENZE S.P.A. and of the ISTITUTO MOBILIARE ITALIANO S.P.A., created on June 10, 1995 under procedure No. 1,159, for a total of LIT 11,000,000,000 (eleven billion), balance of LIT 6,000,000,000 (six billion) and with a term of 7 (seven) years;

  •
  mortgage registered in favor of MEDIOCREDITO TOSCANO S.P.A., created on March 7, 1997 under procedure No. 451 for a total of LIT 10,000,000,000 (ten billion) balance of LIT 5,000,000,000 (five billion) and with a term of 4 (four) years.

Article 9—Truthfulness and authenticity of the declarations

        The Company confirms the truthfulness and authenticity of the communications made and the documentation submitted to the Bank and it affirms that its economic, financial and equity position have not undergone any negative changes subsequent to the submission of the application for financing.

Article 10—Modifications to the Repayment Schedule

        The Bank, at its own sole discretion, may agree to modify the repayment schedule.

Article 11—Joint and Several Obligations

        All obligations deriving from the contract are assumed by the Company also on behalf of its own successors or assignees with the bonds of joint and several liability.

Article 12—Allocation of Payment

        The Bank may allocate any amount paid by the Company or on the latter's behalf, according to the following priorities; first, to the payment of expenses of any kind, including legal ones, repeatable or not, as well as to any reimbursement of insurance premiums and of anything else which may have been paid by the Bank on behalf of the Company, next, for the settlement of any interest charged for late payment and of arrears, and finally to the payment of the corresponding interest and principal, and this unless it deems to adopt a different order of allocation.

Article 13—Payments made by Third Parties

        The Bank will have the right to refuse payments made by third parties on their own initiative.

Article 14—Orders given after the deadline or the rescission of the contract

        Any orders given by the Company, which the Bank deems to have been implemented after the deadline or after the rescission of the contract, do not imply the reinstatement of the line of credit, not even for the amount of the order. Any overdrafts, allowed beyond the limit of the loan, do not imply the increase of the limit.

Article 15—Inspection of the mortgaged property and decrease of securities

        The Bank may at any time have the mortgaged properties inspected by a trusted individual for whom the Company, the third party mortgagee and their successors or assignees for any reason must, if requested to do so, prepare the necessary means to fulfill his/her task.

        In the event that, for any reason, none excluded or excepted, a decrease in value of the mortgaged property were to take place, such as to diminish, in the Bank's sole opinion, the margin of security ascertained in the loan granting process, the Bank will have the right to request, depending on the case, an appropriate mortgage supplement, another suitable security, the partial return of the loan or the rescission of the contract.

Article 16—Obligations

        The Company is obligated to:

          (a)   pay in a timely manner, supplying proof at the Bank's request:

      any tax, duty, rates, contributions and encumbrance on the mortgaged properties, as well as the premiums associated with the insurance policies; to pay the Bank, at the time of entering into the contract, the substitute tax pursuant to Presidential Decree No. 601 of September 29, 1973 and its subsequent modifications and additions and to repay, in any event, the Bank for any taxes, duties and expenses of any kind incurred or paid on their behalf, including the amount which the Bank itself may have had to pay or will have to pay for counsel and assistance, both judicial and extra judicial provided to it, without prejudice, naturally, to all the securities acquired against this Contract;

          (b)   maintain the assets given as security in excellent condition with good and reasonable care, and to perform, therefore, any repairs and any work needed for their preservation and not modify their features unless with the Bank's prior authorization;

          (c)   refrain from doing, nor tolerate others doing, anything which may impair the substance of the security and, in particular, not to mortgage and not to change the disposition and the substance of the assets (for instance, in the case of the mortgaged properties, by demolishing them even only in part, even if for the purpose of improvements or rebuilding) without prior written authorization by the Bank;

          (d)   refrain from altering the legal condition of the properties;

          (e)   give the Bank, without delay, notice of any intrusion and challenge by a third party to the ownership rights on the mortgaged property, and changes which, for any cause, even not attributed to themselves, were to take place in the real property, including condemnation by the right of eminent domain, as well as any event which may negatively modify the substance and the value of the security given;

          (f)    leave the mortgaged property, or any part thereof, vacant and free of persons and personal property in the event that the Bank, or anyone acting in the Bank's behalf, were to take possession of the real property;

          (g)   notify the Bank in advance of any changes to the legal or corporate structure (i.e., legal format and share capital, changes to the Board of Directors or board of Auditors or the shareholders, as well as mergers, also through acquisitions, splits, divestitures, transfers) or changes in the administrative, capital or financial structure (i.e., bond issue), as well as the financial and technical situation as results from the data, elements and documents supplied at the time of the loan application, as well as facts which may in any way modify the Company's current structure and organization;

          (h)   inform the Bank in advance of the intention to request medium/long term loans from other lending institutions or private individuals;

          (i)    be available for the completion of any formalities and be present at any time for the drawing up of any document requested by the Bank, also for the ascertainment, better identification or investigation of the assets delivered as security, either as confirmation of the real guarantees agreed upon, or to correct errors or omissions; the authorization of the consequent notes, transcriptions, insertions:

          (l)    allow any type of technical-administrative investigation or inspection and to supply all documents (balance sheets, minutes of meetings, etc.) including those for the implementation of the program financed, and the information which was to be requested by the Bank;

          (m)  give additional security pursuant as regards Art. 15 above within thirty days from the request;

Article 17—Insurance

        The Company commits to insure the real property, included in the mortgage security and the furnishings, even if owned by a third party, subject to special easement, against damage from fire, gas explosions, lightening strikes, explosions and other risks indicated by the Bank, for the entire term of the loan and in any event, until any reason of credit by the bank has been satisfied. The insurance will be obtained from an Insurance company approved by the Bank and for a value deemed adequate by the same. The policies, which must show the necessary data for the exact identification of the assets, must contain a lien in favor of the Bank and remain deposited with the bank.

        The Company also commits, to pay the insurance premiums fifteen days before the due date and to furnish proof of the payment; in case of a failure to do so, the Bank is authorized to see directly to the right of reimbursement from the Company for the principal, interests and expenses.

        It is also the Bank's right to stipulate the insurance in its own name with a company of its choice and charge the Company during the validity period of the loan, if, deeming that it was not sufficiently covered by the insurance company, or that it had requested the Company to replace the insurance company, and the latter had not complied with the request.

        In the case of damage, the Company and any other grantor of real guarantee must, on penalty of rescission of the contract, inform the Bank within three days. The Bank will have the right to intervene, at the Company's expense, in the damage ascertainment activities or to promote them if it deems it to be to its advantage.

        The amount due by the insurance company as loss or deterioration indemnities must be paid to the Bank for the total or partial satisfaction of the debt, according to the Bank's unquestionable opinion.

Art. 18—Rescission and expiration of time limit

        The Bank will have the right to declare the expiration of the time limit in the event of the occurrence of the hypotheses set out in Art. 1456 of the Italian Civil Code in the event that:

          (a)   the Company should allocate, even only in part, the loan for purposes other than those for which it was granted;

          (b)   the Company and its successors or assignees do not arrange for the repayment of the loan according to the specific repayment schedule provided, or if they do not repay what was due to the Bank for any reason whatsoever associated to the loan (i.e., principal, interest, commissions, expenses, including legal ones, taxes, duties, etc.);

          (c)   the occurrence of late payment pursuant to Art. 40, second paragraph of the Legislative Decree No. 385/1993;

          (d)   the documentation requested in Art. 2 of the contract is not produced;

          (e)   the contract of insurance for damages to the assets given as security were to be rescinded in any way, and it were not possible, for any reason whatsoever, to enter into another with a company approved by the Bank;

          (f)    the occurrence mentioned in the second to last paragraph of Art. 17 above were to take place;

          (g)   the Company and any mortgagee had received advance rent installments for the mortgaged property not reported to the Bank before entering into the contract;

          (h)   the Company and any mortgagee failed to disclose debts for duties, fees, services of any kind and taxes with precedence on the Bank's credit, or the existence of rights of common or other liens or charges which would diminish the security;

          (i)    execution proceedings or preventive remedies were filed against the Company and the mortgagee, or if it were to become in any way insolvent or, for any reason or event (i.e., protest, filing of concurrence proceedings, any changes in the legal-corporate structure—for instance, legal format and share capital, changes in the Board of Directors or the board of Auditors or in the shareholders, as well as mergers, also through acquisitions, splits, divestitures, administrative or capital transfers or changes in the administrative or financial structure etc.) in the Bank's sole opinion, there should be a danger of prejudice of any kind towards the credit or the guarantees;

          (j)    it is found that the positions, the data and the accounts presented or declared by the Company to the Bank both during the period of the granting of the loan or subsequently do not correspond to the truth;

          (k)   the recovery of the amounts paid on behalf of the Company are for any reason hindered by provisions of law;

          (l)    facts emerge or defects are discovered in the documents that if known or checked earlier, would have been stopped, such as, in the Bank's sole opinion, the granting of the loan, or if it were to be found, in any way, that the position, the data and the accounts presented or declared by the Company to the Bank both during the period of the granting of the loan or subsequently do not correspond to the truth;

          (m)  the occurrence mentioned in the second to last paragraph of Art. 2 were to take place;

          (n)   the Company does not satisfy even one of the obligations set out in Art. 16 above;

          (o)   the balance sheet data does not comply with the following parameters:

      •
      EBITDA/sales revenue: no lower than 10% (ten percent);

      •
      net financial debt/shareholders' equity not to exceed 35% (thirty-five percent).

        In these cases the Bank will have the right to demand the immediate repayment of all its credit, and to do so without the need for any prior formality in the manner and the procedure it will deem most opportune. In any event, all the guarantees contractually constituted as well as those subsequently acquired will remain in place.

Art. 19—Non-involvement in relations between the Company and third parties

        The bank, with the exception of an explicit declaration to the contrary, must always consider itself not involved in the relations between the Company and third parties, so that the latter may never raise any claims or demands against the Bank.

Art. 20—Court having jurisdiction

        For any dispute arising from the financing, the Court to have jurisdiction for proceedings filed by the Company and by the Guarantors is solely that of the Bank's legal headquarters, that is, Verona. The bank, instead, has the right to act against the Company and the Guarantors at its own unquestionable choice, even in any of the Courts provided by law, as well as in the Court of the district where the Bank's Branch is located and where the loan relationship was instituted.

        This document and the associated formalities are subject to the treatment provided for in Art. 15 ff. of the Presidential Decree No. 601 of September 29, 1973 (exemption from recording tax, stamp tax, mortgage tax and cadastral tax and from taxes on government concessions, instead of which the Bank will pay a substitute tax on the aggregate amount of the loans granted in each fiscal year).

        In addition to the amount of the substitute tax paid to the Bank, to the extent applicable at the time the contract was entered into, the party commits to pay the Bank any increase of the tax which the Bank would have had to pay relative to this document through subsequent provisions of the law,

        The parties declare that they are already acquainted with the attachments herein and therefore they dispense me, the Notary, from reading the same. Upon request I, the Notary, received this document and read it to the parties, who approve it and execute it together with me, the Notary.

        This takes, up to this point, twenty-three pages of six sheets written in part by mechanical means by a person I trust and in part by hand, by me as Notary.

signed: Brizzi Mario

signed: Valiani Umberto

signed: Canova Antonio

signed: Cardini Alberto

signed: Fabio Milloni Notary.

FOLDER NO. 2163 AREZZO 07/10/2003

FUNDING AMORTIZATION SCHEDULE
MORTGAGE BACKED LINE OF CREDIT

Aggregate No. 00                            AREZZO

[illegible] 07/10/2003                        Original Principal                        7,000,000.00

Due date	Residual before	Principal Shares	Interest shares	Other items	Net installment	Currency	Period Rate
12/31/2003	7,000,000.00	145,415.94	64,750.00	0.00	210,165.94	EUR	0.9250000
3/31/2004	6,854,584.06	146,761,03	63,404.90	0.00	210,165.93	EUR	0.9250000
6/30/2004	6,707,823.05	148,118.57	63,047.36	0.00	210,165.93	EUR	0.9250000
9/30/2004	6,559,704.46	149,488.67	60,677.27	0.00	210,165.94	EUR	0.9250000
12/31/2004	6,410,215.79	150,071.44	59,291.50	0.00	210,165.94	EUR	0.9250000
3/31/2005	6,259,344.35	152,267.00	57,893.94	0.00	210,165.94	EUR	0.9250000
6/30/2005	6,107,077.35	153,675.47	56,490.47	0.00	210,165.94	EUR	0.9250000
9/30/2005	5,953,401.03	155,096.97	55,068.97	0.00	210,165.94	EUR	0.9250000
12/31/2005	5,798,304.91	156,531.62	53,634.32	0.00	210,165.94	EUR	0.9250000
3/31/2006	5,641,773.29	157,979.53	52,106.40	0.00	210,165.93	EUR	0.9250000
6/30/2006	5,403,793.76	159,440.04	50,725.09	0.00	210,165.93	EUR	0.9250000
9/30/2006	5,324,352.02	160,915.67	49,250.26	0.00	210,165.93	EUR	0.9250000
12/31/2006	5,163,437.25	162,404.14	47,761.79	0.00	210,165.93	EUR	0.9250000
3/31/2007	5,001,033.11	163,906.38	46,259.56	0.00	210,165.94	EUR	0.9250000
6/30/2007	4,037,126.13	165,422.51	44,713.42	0.00	210,165.93	EUR	0.9250000
9/30/2007	4,671,704.22	166,952.67	43,213.26	0.00	210,165.93	EUR	0.9250000
12/31/2007	4,504,751.55	168,496.98	41,660.95	0.00	210,165.93	EUR	0.9250000
3/31/2008	4,336,254.57	170,055.58	40,110.35	0.00	210,165.93	EUR	0.9250000
6/30/2008	[illegible] 198.99	171,628.60	38,537.34	0.00	210,165.94	EUR	0.9250000
9/30/2008	[illegible]	173,216.16	36,949.78	0.00	210,165.94	EUR	0.9250000
12/31/2008	[illegible]28	174,618.41	35,547.53	0.00	210,165.94	EUR	0.9250000
3/31/2009	3,646,535.82	176,435.48	33,730.46	0.00	210,165.94	EUR	0.9250000
[illegible] calculated on the basis of the last value assumed by the variable rate are indicative.						EUR
[illegible]						EUR
[notary stamp]	[signature]	[signature]	MORTGAGE AMORTIZATION SCHEDULE Form XA003c Version 01

6/30/2009	3,470,100.34	178,067.51	32,098.43	0.00	210,165.93	EUR	0.9250000
9/30/2009	3,292,032.83	179,714.63	30,451.30	0.00	210,165.93	EUR	0.9250000
12/31/2009	3,112,318.20	181,376.94	28,788.91	0.00	210,165.93	EUR	0.9250000
3/31/2010	2,930,941.21	183,054.73	27,111.21	0.00	210,165.94	EUR	0.9250000
6/30/2010	2,747,806.40	184,747.99	25,417.55	0.00	210,165.94	EUR	0.9250000
9/30/2010	2,563,130.49	186,156.91	23,709.03	0.00	210,165.94	EUR	0.9250000
12/31/2010	2,376,681.58	188,101.63	21,904.30	0.00	210,165.93	EUR	0.9250000
3/31/2011	2,108,499.95	189,922.31	20,243.62	0.00	210,165.93	EUR	0.9250000
6/30/2011	1,998,527.64	191,679.09	18,406.84	0.00	210,165.93	EUR	0.9250000
9/30/2011	1,806,890.55	193,452.13	16,713.81	0.00	210,165.94	EUR	0.9250000
12/31/2011	1,613,446.42	195,241.56	14,924.38	0.00	210,165.94	EUR	0.9250000
3/31/2012	1,418,204.06	197,047.54	13,118.39	0.00	210,165.93	EUR	0.9250000
6/30/2012	1,221,157.32	190,070.23	11,295.71	0.00	210,165.94	EUR	0.9250000
9/30/2012	1,022,207.09	200,789.78	9,456.16	0.00	210,165.94	EUR	0.9250000
12/31/2012	821,577.31	202,566.35	7,599.59	0.00	210,165.94	EUR	0.9250000
3/31/2013	619,910.96	204,440.09	5,725.85	0.00	210,165.94	EUR	0.9250000
9/30/2013	414,570.87	206,331.15	3,034.70	0.00	210,165.93	EUR	0.9250000
12/31/2013	208,239.72	208,239.72	1,926.22	0.00	210,165.94	EUR	0.9250000
[notary stamp]	[signature]	[signature]	[signature]
[notary stamp]	[signature]	[signature]

[illegible]

..........................registered
at the Arezzo Land Registry
Record Office
on 7-15-2003
Gen. Reg. 2639—Special Reg. 27

    ..........................registered
    at the Arezzo Land Registry
    Record Office
    on 7-21-2003
    Gen. Reg. 1488—Special Reg. 2756

        ..........................registered
        at the Arezzo Land Registry
        Record Office
        on 8-26-2003
        Gen. Reg. 17682—Special Reg. 3169

[illegible]
[illegible] fourteen
original
AREZZO [illegible 2003]
Dr. Fabio Milloni, Notary
[notary stamp] [signature]

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  Exhibit 10.4
FUNDING AMORTIZATION SCHEDULE MORTGAGE BACKED LINE OF CREDIT